EXHIBIT 11


                           FORM 10-K DECEMBER 31, 2002

                           COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2002, 2001 and 2000

                                                         Year Ended December 31,
                                                 --------------------------------------
                                                    2002          2001          2000
                                                 ----------    ----------    ----------
Shares of common stock issued at
   beginning of period                           73,068,796    66,859,752    66,844,575

The incremental effect of the issuance
   of stock in exchange for preferred shares      5,413,094            --            --

The incremental effect of the issuance of
   new shares for cash, net of issuance costs            --     2,395,784            --

The incremental effect of the issuance of
   stock held by grantor trust                           --        16,695         3,589

The incremental effect of the issuance
   of new shares under Stock Option and
   Warrant Plans                                  1,337,437       182,290         5,333

The incremental effect for the issuance
   of stock as compensation                         395,052            --            --

The incremental effect of the issuance
   of stock related to unearned compensation         57,106         3,173            --
                                                 ----------    ----------    ----------

                                                 80,271,485    69,457,694    66,853,497

   Less:
     Weighted average treasury shares held           21,735        62,116        62,112
                                                 ----------    ----------    ----------

Weighted average number of common shares
   outstanding during the period                 80,249,750    69,395,578    66,791,385
                                                 ==========    ==========    ==========